SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. __)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

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[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

ZIMMER HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PROXY STATEMENT
ANNUAL MEETING AND PROXY SOLICITATION INFORMATION
VOTING SECURITIES
PRINCIPAL STOCKHOLDERS
SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
BOARD OF DIRECTORS
Audit Committee Report
EXECUTIVE COMPENSATION
OPTION/SAR GRANTS IN LAST FISCAL YEAR
PENSION PLAN TABLE
Comparison Of Cumulative Total Return
Proposal 1. Election of Directors
INDEPENDENT ACCOUNTANTS
2003 PROXY PROPOSALS
INCORPORATION BY REFERENCE
CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
EMPLOYEE STOCK PURCHASE PLAN

ZIMMER HOLDINGS, INC.

345 East Main Street
Warsaw, Indiana 46580

March 26, 2002

Dear Fellow Stockholder:

      You are cordially invited to attend the first Annual Meeting of Stockholders of Zimmer Holdings, Inc. at The Peninsula Hotel Chicago, 108 East Superior Street at North Michigan Avenue, Chicago, Illinois on Thursday, May 9, 2002, at 10:00 a.m.

      This booklet includes the Notice of Annual Meeting and the Proxy Statement. The Proxy Statement describes the business to be transacted at the meeting and provides other information about the company that you should know when you vote your shares.

      The principal business of the Annual Meeting will be the election of directors and approval of the Zimmer Holdings, Inc. Employee Stock Purchase Plan. We will also review the status of the company’s business at the meeting.

      It is important that your shares be represented whether or not you attend the meeting. Registered stockholders can vote their shares via the Internet or by using a toll-free telephone number. Instructions for using these convenient services appear on the proxy card. You can also vote your shares by marking your votes on the proxy card, signing and dating it and mailing it promptly using the envelope provided.

      We have provided space on the proxy card for comments. We urge you to use it to let us know your feelings about the company or to bring a particular matter to our attention. If you hold your shares through an intermediary, please feel free to write directly to us.

J. RAYMOND ELLIOTT
Chairman, President and Chief Executive Officer

ZIMMER HOLDINGS, INC.

345 East Main Street
Warsaw, Indiana 46580

NOTICE OF ANNUAL MEETING

OF STOCKHOLDERS

       Notice is hereby given that the Annual Meeting of Stockholders will be held at The Peninsula Hotel Chicago, 108 East Superior Street at North Michigan Avenue, Chicago, Illinois, on Thursday, May 9, 2002, at 10:00 a.m. for the following purposes as set forth in the accompanying Proxy Statement:

      to elect directors;

      to approve the Zimmer Holdings, Inc. Employee Stock Purchase Plan; and

      to transact such other business as may properly come before the meeting or any adjournments thereof.

      Holders of record of the company’s common stock at the close of business on March 12, 2002, will be entitled to vote at the meeting.

By Order of the Board of Directors

PAUL D. SCHOENLE
Secretary

Dated: March 26, 2002

YOUR VOTE IS IMPORTANT

REGARDLESS OF THE NUMBER OF SHARES YOU OWN, YOUR VOTE IS IMPORTANT.

IF YOU DO NOT ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, YOUR VOTE WILL NOT BE COUNTED UNLESS A PROXY REPRESENTING YOUR SHARES IS PRESENTED AT THE MEETING.

TO ENSURE THAT YOUR SHARES WILL BE VOTED AT THE MEETING, PLEASE VOTE IN ONE OF THESE WAYS:

(1)	GO TO THE WEBSITE SHOWN ON YOUR PROXY CARD AND VOTE VIA THE INTERNET;

OR

(2)	USE THE TOLL-FREE TELEPHONE NUMBER SHOWN ON YOUR PROXY CARD (THIS CALL IS TOLL-FREE IN THE UNITED STATES);

OR

(3)	MARK, SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY CARD IN THE POSTAGE-PAID ENVELOPE.

IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE BY BALLOT.

ZIMMER HOLDINGS, INC.

PROXY STATEMENT

ANNUAL MEETING AND PROXY SOLICITATION INFORMATION

      This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors for use at the Annual Meeting of Stockholders on May 9, 2002.

      This Proxy Statement is being sent to all stockholders of record as of the close of business on March 12, 2002 for delivery beginning March 26, 2002. Although the Annual Report and Proxy Statement are being mailed together, the Annual Report should not be deemed to be part of this Proxy Statement.

Stockholders Entitled to Vote

      Holders of record of the company’s $0.01 par value common stock at the close of business on March 12, 2002 will be entitled to vote at the 2002 Annual Meeting. Each share is entitled to one vote on each matter properly brought before the meeting. Proxies are solicited to give all stockholders who are entitled to vote on the matters that come before the meeting the opportunity to do so whether or not they attend the meeting in person.

Proxies and Voting

      If you are a registered stockholder, you can simplify your voting and save the company expense by voting via the Internet or calling the toll-free number listed on the proxy card. Internet and telephone voting information is provided on the proxy card. A control number, located on the lower right of the proxy card, is designated to verify a stockholder’s identity and allow the stockholder to vote the shares and confirm that the voting instructions have been recorded properly. If you vote via the Internet or by telephone, please do not return a signed proxy card.

      If you choose to vote by mail, mark your proxy card enclosed with the Proxy Statement, date and sign it, and mail it in the postage-paid envelope. The shares represented will be voted according to your directions. You can specify how you want your shares voted on each proposal by marking the appropriate boxes on the proxy card. Please review the voting instructions on the proxy card and read the entire text of the proposals and the positions of the Board of Directors in the Proxy Statement prior to marking your vote. If your proxy card is signed and returned without specifying a vote or an abstention on any proposal, it will be voted according to the recommendation of the Board of Directors on that proposal. That recommendation is shown for each proposal on the proxy card.

      If you are a beneficial stockholder, you must provide instructions on voting to your nominee holder.

      For the reasons set forth in more detail later in the Proxy Statement, the Board of Directors recommends a vote “FOR” the election of directors and “FOR” approval of the Zimmer Holdings, Inc. Employee Stock Purchase Plan.

      The Board of Directors of Zimmer Holdings, Inc. knows of no other matters that may be brought before the meeting. However, if any other matters are properly presented for action, it is the intention of the named proxies to vote on them according to their best judgment.

      A plurality of the votes cast at the meeting is required to elect directors. The affirmative vote of a majority of the shares of stock present in person or by proxy is required for approval of the Zimmer Holdings, Inc. Employee Stock Purchase Plan.

      In accordance with the laws of the State of Delaware and the company’s Restated Certificate of Incorporation and By-Laws (1) for the election of directors, which requires a plurality of the votes cast, only proxies and ballots indicating votes “FOR all nominees,” “WITHHELD for all nominees” or specifying that votes be withheld for one or more designated nominees are counted to determine the total number of votes cast; broker non-votes are not counted, and (2) for the adoption of all other proposals, which are decided by a majority of the shares of the stock of the company present in person or by proxy and entitled to vote, only proxies and ballots indicating votes “FOR,” “AGAINST” or “ABSTAIN” on the proposals or providing the designated proxies with the right to vote in their judgment and discretion on the proposals are counted to determine the number of shares present and entitled to vote; broker non-votes are not counted.

      If you are a registered stockholder and wish to give your proxy to someone other than the individuals named on the proxy card, you may do so by crossing out the names appearing on the proxy card and inserting the name of another person. The signed card must be presented at the meeting by the person you have designated on the proxy card. You may revoke your proxy at any time before it is voted at the meeting by taking one of the following three actions: (1) by giving timely written notice of the revocation to the Secretary of the company; (2) by executing and delivering a proxy with a later date; or (3) by voting in person at the meeting.

      If you are a beneficial holder and wish to vote in person at the meeting, you must obtain from the record holder a proxy issued in your name.

      Tabulation of proxies and the votes cast at the meeting will be conducted by an independent agent and certified to by independent inspectors of election. Any information that identifies the stockholder or the particular vote of a stockholder will be kept confidential.

Costs of Proxy Solicitation

      Employees of the company may solicit proxies on behalf of the Board of Directors through the mail, in person, and by telecommunications. The cost thereof will be borne by the company. In addition, management has retained Georgeson Shareholder Communications, Inc. to assist in soliciting proxies for a fee of $7,500, plus out-of-pocket expenses. The company will, upon request, reimburse brokerage firms and others for their reasonable expenses incurred for forwarding solicitation material to beneficial owners of stock.

List of Stockholders

      In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the meeting and for ten days prior to the meeting, between the hours of 8:00 a.m. and 5:00 p.m., at our offices at 345 East Main Street, Warsaw, Indiana by contacting the Secretary of the company.

VOTING SECURITIES

      At the close of business on March 12, 2002, there were 194,068,120 shares of $0.01 par value common stock outstanding and entitled to vote.

PRINCIPAL STOCKHOLDERS

      The following table sets forth certain information concerning each person (including any group) known to us to beneficially own more than five percent (5%) of the common stock of the company as of February 15, 2002. Unless otherwise noted shares are owned directly or indirectly with sole voting and investment power.

Name and Address	Total Number of	Percent
of Beneficial Owner	Shares Owned	of Class

FMR Corp.(1)	25,558,180	13.187%
82 Devonshire Street Boston, MA 02109
Putnam Investments, LLC(2)	12,453,720	6.4%
One Post Office Square Boston, MA 02109

(1)	Based solely on information provided by FMR Corp. in an amended Schedule 13G filed with the Securities and Exchange Commission on February 14, 2002. Of the total shares reported, Fidelity Management & Research Company beneficially owns 24,158,772 shares; Fidelity Management Trust Company beneficially owns 676,433 shares; Strategic Advisers, Inc. beneficially owns 260,668 shares; Edward C. Johnson 3d beneficially owns 109,680 shares; Abigail P. Johnson beneficially owns 30 shares; and Fidelity International Limited beneficially owns 352,597 shares. The reporting persons have sole power to dispose of 25,558,180 shares.

(2)	Based solely on information provided by Marsh & McLennen Companies, Inc. (“Marsh”) in a Schedule 13G filed with the Securities and Exchange Commission on February 15, 2002. Putnam Investments, LLC, a wholly-owned subsidiary of Marsh, wholly owns two registered investment advisors: Putnam Investment Management, LLC (“PIM”) and The Putnam Advisory Company, LLC (“PAC”). PIM reports shared power to dispose of 10,260,183 shares; PAC reports shared power to dispose of 2,193,537 shares and shared power to vote 1,633,555 shares.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

      The following table sets forth, as of January 15, 2002, beneficial ownership of shares of common stock of the company by each director, each of the executives named in the Summary Compensation Table and all directors and executive officers as a group. None of these individuals beneficially owns greater than 1% of the outstanding shares of common stock.

      Unless otherwise noted, such shares are owned directly or indirectly with sole voting and investment power.

	Total	Shares		Deferred
	Shares	Acquirable in		Share
Name	Owned(1)	60 Days(2)		Units

Roy D. Crowninshield, Ph.D.	203,743	195,087		0
J. Raymond Elliott	235,596	161,186		0
Larry C. Glasscock	51,050 (3)	50,000	(4)	1,010	(5)
Regina E. Herzlinger, D.B.A.	50,759 (6)	50,000	(4)	719	(5)
John S. Loveman-Krelle	77,744	65,828		0
Sam R. Leno	50,904	0		0
John L. McGoldrick	61,907	50,000	(4)	428	(5)
Bruno A. Melzi	42,921	31,916		0
Bruce E. Peterson	141,625	110,313		0
Augustus A. White, III, M.D., Ph.D.	50,428	50,000	(4)	428	(5)
All directors and executive officers as a group (11 persons)	791,422	592,080		2,585

(1)	Includes direct and indirect ownership of shares, stock options that are currently exercisable and stock options that will be exercisable within 60 days, deferred share units and the following restricted shares, which are subject to vesting requirements: Dr. Crowninshield — 2,105; Mr. Elliott — 71,249; Mr. Loveman-Krelle — 10,405; Mr. Leno — 50,904; Mr. McGoldrick — 3,000; Mr. Melzi — 11,005; Mr. Peterson — 18,893; and all directors and executive officers as a group — 170,561.

(2)	Includes stock options that are currently exercisable and stock options that will be exercisable within 60 days.

(3)	Includes 40 shares held in a trust, the voting and investment decisions with respect to which require Mr. Glasscock’s consent.

(4)	Represents shares underlying stock options granted to non-employee directors in three installments during 2001. Such options become fully exercisable on the third anniversary of the date of grant of the first installment, or upon the director’s retirement from the Board of Directors.

(5)	Amounts credited to directors’ accounts in the 2001 Deferred Compensation Plan for Non-Employee Directors as deferred share units which are valued according to the market value and stockholder return on equivalent shares of company common stock.

(6)	Includes 40 shares owned jointly by Dr. Herzlinger and her spouse over which she exercises shared voting and investment power.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Under Section 16(a) of the Securities Exchange Act of 1934, the company’s directors, executive officers and the beneficial holders of more than 10% of the company’s common stock are required to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Based on our records and other information, the company believes that during 2001 all applicable Section 16(a) filing requirements were met.

BOARD OF DIRECTORS

      The business of the company is managed under the direction of the Board of Directors. It has responsibility for establishing broad corporate policies and for the overall performance of the company. The Board meets on a regularly scheduled basis during the year to review significant developments affecting the company and to act on matters requiring Board approval. It also holds special meetings when an important matter requires Board action between scheduled meetings. Members of senior management regularly attend Board meetings to report on and discuss their areas of responsibility. In 2001, there were three meetings of the Board. During the period in 2001 for which he or she served as a director, no director attended fewer than 75% of the total meetings of the Board of Directors and each committee on which he or she served.

Committees of the Board

      The company’s Restated By-Laws specifically provide that the Board may delegate responsibility to committees. During 2001, the Board had four standing committees, an Audit Committee, a Compensation and Management Development Committee, a Governance Committee and a Science and Technology Committee. The membership of the Audit Committee, the Compensation and Management Development Committee and the Governance Committee is composed entirely of non-employee directors. In addition, the members of the Audit Committee are “independent” as that term is defined in the listing standards of the New York Stock Exchange. The membership of the Science and Technology Committee is composed of one non-employee director and two employee representatives, including the company’s chief scientific officer.

      In 2001, the committees of the Board held a total of four meetings: the Audit Committee met one time, the Compensation and Management Development Committee met two times and the Governance Committee met one time. The Science and Technology Committee did not meet during 2001.

      The table below provides membership information for each Board committee.

Compensation
			and			Science
			Management			and
Name	Audit		Development	Governance		Technology

Larry C. Glasscock	X	*	X
Regina E. Herzlinger, D.B.A.	X		X	X	*
John L. McGoldrick			X *
Augustus A. White, III, M.D., Ph.D.	X		X			X *

*	Chair

     Audit Committee

      The principal functions of the Audit Committee include:

•	Annually evaluating the outside auditor and making recommendations to the Board of Directors regarding appointment of the outside auditor;

•	Reviewing with the outside auditor and with management the proposed scope of the annual audit, past audit experience, the company’s program for the internal examination and verification of its accounting records and the results of recently completed internal examinations;

•	Reviewing any significant disagreements between management and the outside auditor in connection with the preparation of the financial statements; and

•	Discussing the quality and adequacy of the company’s internal controls with management, the internal auditors and the outside auditor.

      The Board of Directors has adopted a written charter for the Audit Committee. A copy of the Audit Committee Charter currently in effect is attached as Appendix A to this Proxy Statement.

      The report of the Audit Committee appears on pages 6-7.

     Compensation and Management Development Committee

      The duties of the Compensation and Management Development Committee include:

•	administering the company’s annual incentive, long-term incentive and stock option plans;

•	adopting and reviewing major compensation plans;

•	adopting and reviewing the company’s management development programs and procedures; and

•	approving compensation of executive officers and certain senior management.

      The report of the Compensation and Management Development Committee appears on pages 10-11.

     Governance Committee

      The duties of the Governance Committee include:

•	developing criteria for selection of non-employee directors;

•	reviewing director candidates suggested by stockholders in accordance with the procedures contained in the company’s Restated By-Laws (see “2003 PROXY PROPOSALS” for more information on these procedures);

•	recommending director candidates to the Board of Directors;

•	periodically reviewing both employee and non-employee director performance; and

•	monitoring the company’s performance in environmental, safety and health areas as it affects employees, communities and customers.

     Science and Technology Committee

      The duties of the Science and Technology Committee include:

•	advising the Board on matters involving the company’s new science and advanced technology programs, including major internal projects, interactions with academic and independent research organizations and the acquisition of technologies; and

•	reviewing and recommending to the Board major technology positions and strategies relative to emerging concepts of therapy, new trends in health care, and changing market requirements.

Audit Committee Report

      The Audit Committee is responsible for overseeing and monitoring the quality of the company’s accounting and auditing practices. Management is responsible for planning and conducting audits and ensuring that the company’s financial statements are prepared in accordance with generally accepted accounting principles.

      In this context, the Committee has met and held discussions with management and the independent accountants. Management has represented to the Committee that the company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Committee has discussed with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Further, the Audit Committee has received written disclosures and a letter from the independent accountants required by Independence Standards Board Standard No. 1, as amended to date, and has discussed with the independent accountants their independence from management. The Committee has also considered whether the independent accountants’ provision of information technology and other non-audit services is compatible with their independence.

      Based on the review and discussion described above, the Audit Committee recommended to the Board of Directors, and the Board has approved that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

      The Committee has also confirmed there have been no new circumstances or developments since their respective appointments to the Audit Committee that would impair any member’s ability to act independently.

The Audit Committee

Larry C. Glasscock
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

Compensation of Directors

      Non-employee directors of the company receive an annual retainer of $50,000 ($25,000 for 2001), and an additional fee of $1,500 for attending each Board meeting and each Board committee meeting not held on the same day as a Board meeting. Beginning in 2002, non-employee directors will receive an additional fee of $1,500 for attending the Annual Meeting of Stockholders. Also beginning in 2002, each non-employee director will receive 500 deferred share units at each Annual Meeting of Stockholders and Committee Chairs will receive an annual fee of $5,000. The company also provides non-employee directors with travel accident insurance when on company business.

      Under the provisions of the Zimmer Holdings, Inc. 2001 Deferred Compensation Plan for Non-Employee Directors, the company requires that 50% of the annual retainer be deferred and credited to a deferred compensation account in the form of deferred share units, the value of which account is determined by the value of company common stock, until certain ownership guidelines are attained. Non-employee directors may elect to defer the remainder of their annual retainer or convert all or a portion of the remainder into stock options using a ratio of three stock options to one share unit. Deferred share units are immediately vested and payable upon separation from service.

      The Zimmer Holdings, Inc. Stock Plan for Non-Employee Directors provides that non-employee directors may receive stock options, restricted stock and restricted stock units. Under this plan, each non-employee director received options to purchase 50,000 shares of the company’s common stock in three installments during 2001 (the “Founder’s Options”). The Founder’s Options have an exercise price equal to the fair market value of the common stock on the date of grant and become fully exercisable on the third anniversary of the date of grant of the first installment of the optionee’s Founder’s Options, or upon retirement from the Board.

Directors and Nominees

      The Board of Directors is divided into three classes whose terms expire at successive annual meetings. Two directors will be elected at the Annual Meeting to serve for a term expiring in 2005. Both of the nominees for director named below are currently directors of the company. After the election of two directors at the meeting, the company will have five directors, including the three directors whose present terms extend beyond the meeting. In the interim between Annual Meetings, the Board has the authority to increase or decrease the size of the Board and fill vacancies. Listed first below are the nominees for election, followed by the directors whose terms expire in 2003 and 2004, with information including their principal occupation and other business affiliations, the year each was first elected as a director, the Board committee memberships of each and each director’s age.

Nominees For Director

2002 - 2005 Term

J. Raymond Elliott Director Since 2001	Chairman, President and Chief Executive Officer of the company since August 2001. President, Chief Executive Officer and Director since March 20, 2001. Mr. Elliott was appointed President of Zimmer, Inc., the company’s predecessor (“Zimmer, Inc.”), in November 1997. Concurrently, Mr. Elliott served as a corporate Vice President of the company’s former parent prior to the distribution, from November 1997 until the separation. Mr. Elliott has approximately 30 years of experience in orthopaedics, medical devices and consumer products. Prior to joining Zimmer, Inc., he served as President and Chief Executive Officer of Cybex, Inc., a publicly traded medical rehabilitation and cardiovascular products company, from September 1995 to June 1997, and previously as President and Chief Executive Officer of J.R. Elliott & Associates, a privately held M&A firm. During this time, Mr. Elliott successfully completed several M&A and turnaround projects for the federal government and numerous healthcare firms, including the role of Chairman and Chief Executive Officer for Cablecom Inc. Mr. Elliott has also served as Chairman and President of various divisions of Southam, Inc., a communications group, and as Group President of five divisions of food and beverage leader John Labatt, Inc. He began his career in the healthcare industry with American Hospital Supply Corporation (later Baxter International), where he gained 15 years experience in sales, marketing, operations, business development and general management, leading to his appointment as President of the Far East divisions, based in Tokyo, Japan. Mr. Elliott has served as a director on more than 15 business-related boards in the U.S., Canada, Japan and Europe and has served on three occasions as Chairman. He is currently a director of the State of Indiana Workplace Development Board, a director of AdvaMed and a trustee of the Orthopaedic Research and Education Foundation (“OREF”). He holds a bachelor’s degree from the University of Western Ontario, Canada. Age 52.

Dr. Regina E. Herzlinger Director Since 2001	The Nancy R. McPherson Professor of Business Administration Chair at the Harvard Business School. She was the first woman to be tenured and chaired at Harvard Business School and the first to serve on a number of corporate boards. She has written many articles and books in the fields of management control and healthcare. Her research has been profiled in industry journals and business publications such as Business Week, The Economist, Forbes, and Fortune and has been recognized for excellence by the American College of Healthcare Executives three times. Managed Healthcare has named her as one of health care’s top ten thinkers. Dr. Herzlinger received her Bachelor’s Degree from Massachusetts Institute of Technology and her Doctorate from the Harvard Business School. Dr. Herzlinger is a director of C.R. Bard, Inc., Nanogen, Inc., Noven Pharmaceuticals, Inc. and Schering-Plough Corporation. Board Committees: Audit Committee, Compensation and Management Development Committee and Governance Committee (Chair). Age 58.

Continuing Directors Whose Present Terms Extend Beyond the Meeting
Larry C. Glasscock Director Since 2001	President and Chief Executive Officer of Anthem Insurance Companies, Inc. (“Anthem Insurance”), the Blue Cross and Blue Shield licensee for Indiana, Kentucky, Ohio, Connecticut, New Hampshire, Maine, Colorado and Nevada, since October 1999 and President and Chief Executive Officer of Anthem, Inc., the publicly-held parent of Anthem Insurance, since July 2001. Mr. Glasscock joined Anthem Insurance in April 1998 as Senior Executive Vice President and Chief Operating Officer. He was named President and Chief Operating Officer in April 1999. Prior to joining Anthem Insurance, Mr. Glasscock served as Chief Operating Officer of CareFirst, Inc. from January through April 1998 and he served as President and Chief Executive Officer of Group Hospitalization & Medical Services, Inc., which did business as Blue Cross and Blue Shield of the National Capital Area, from September 1993 to January 1998. From 1991 to 1993, he served as President, Chief Operating Officer and Director of First American Bank, N.A. Mr. Glasscock is a director of Anthem, Inc. Board Committees: Audit Committee (Chair) and Compensation and Management Development Committee. Age 53.

John L. McGoldrick Director Since 2001	Executive Vice President and General Counsel of Bristol-Myers Squibb since January 2000; Senior Vice President, General Counsel and President, Medical Devices Group from December 1998 to January 2000 and Senior Vice President and General Counsel from 1995 to December 1998. Senior director of the Board of the New Jersey Transit Corporation and member of the board of AdvaMed, the medical device industry’s trade association. He has served on several governmental reform commissions in New Jersey. He is an invited participant of The Aspen Institute on the World Economy and the World Economic Forum (Davos). Before joining Bristol-Myers Squibb, Mr. McGoldrick was a senior partner and executive committee member of the law firm of McCarter & English. He is a graduate of Harvard College and the Harvard Law School. Board Committees: Compensation and Management Development Committee (Chair). Age 60.

Continuing Directors Whose Present Terms Extend Beyond the Meeting (continued)

Augustus A. White, III, M.D., Ph.D Director Since 2001	Master of the Oliver Wendell Holmes Society and the Ellen and Melvin Gordon Professor of Medical Education, Harvard Medical School; Professor of Orthopaedic Surgery at the Harvard Medical School and the Harvard-MIT Division of Health Sciences and Technology; and Orthopaedic Surgeon-in-Chief, Emeritus, at the Beth Israel Deaconess Medical Center in Boston. He previously served as the Chief of Spine Surgery at Beth Israel and is Director of the Daniel E. Hogan Spine Fellowship Program. He is a graduate of the Stanford University Medical School, holds a Ph.D. from the Karolinska Institute in Stockholm, and graduated from the Advanced Management Program at the Harvard Business School. Dr. White is a recipient of the Bronze Star, which he earned while stationed as a Captain in the U.S. Army Medical Corps in Vietnam. He is an internationally known and widely published authority on biomechanics of the spine, fracture healing and surgical and non-surgical care of the spine. He is nationally recognized for his work in medical education, diversity, and issues of health care disparities. Dr. White is a director of Orthologic Corp. Board Committees: Audit Committee, Compensation and Management Development Committee and Science and Technology Committee (Chair). Age 65.

EXECUTIVE COMPENSATION

Compensation and Management Development Committee Report on Executive Compensation

      The Committee began its work by reviewing the executive compensation and benefits program that was established at the time of the separation of the company from Bristol-Myers Squibb. The initial program had three primary objectives: (1) adjust executive salaries, bonus and long-term incentive programs to levels that would be competitive for the management of an independent company; (2) maintain certain policies and benefit programs similar to those of Bristol-Myers Squibb to provide for a smooth transition after the separation; and (3) align the interests of employees with stockholders through a broad stock option grant.

Compensation Philosophy

      The company’s compensation philosophy is to make a financial investment in people who will deliver the innovative solutions necessary for the company to become the global leader in products that enhance the quality of life for orthopaedic patients. The company’s compensation program is intended to deliver cash, annual incentive and long-term compensation at levels competitive with other companies in the medical device and biotech industry as well as other competitors for talent generally. The company encourages and recognizes superior performance. Annual incentive and long-term incentive programs provide a significant additional compensation opportunity based upon the achievement of performance objectives. To complete the total compensation package and to reward employees who demonstrate their commitment to achieving our business objectives, the company also provides a package of health, welfare and retirement benefit programs that it believes is superior to programs provided by most similarly-sized companies.

Compensation Components

      The major components of compensation are the same for executives and other employees. All executives and employees receive a salary, annual incentive opportunities, stock option grants and health, welfare and retirement benefits. The Committee reviewed the elements of compensation with the help of a major international compensation and benefits consulting firm. A review of executive salaries, bonus and long-term compensation was completed in December 2001. Based on this review, the Committee concluded that executive salaries and annual incentive targets were competitive for a company of its current sales size. However, the Committee was advised that long-term incentives were below the median grant level of the company’s peer group for several executive positions. As a result, some executive officers received a one-time additional long-term equity grant. All management employees were reviewed for a stock option grant in January 2002. We expect the first business day in January will be the grant date for future annual option grants or other long-term incentives. A broad-based stock option grant for employees will be reviewed on August 7 of each year to commemorate the company’s birth date as an independent company. The broad-based grant will allow employees to continue to be rewarded based on value delivered to stockholders.

      The Executive Performance Incentive Plan provides an additional incentive to enhance stockholder value. The plan provides that 50% of the award will be based on the achievement of an earnings-per-share target. The remaining 50% will be based on achieving earnings, profitability and cash flow targets related to an employee’s area of responsibility.

      Management has commissioned a study of the competitive position of the company’s global compensation and benefits program. The Committee will use the results of this study to determine modifications to the program.

      The Committee believes that the company’s compensation program, with its emphasis on long-term compensation, focuses the efforts of executives and employees on the attainment of a sustained high rate of company growth and profitability for the benefit of the company’s stockholders.

CEO Compensation

      The compensation for Mr. Elliott was initially established by the Board based on data provided by Bristol-Myers Squibb prior to the separation. Mr. Elliott’s compensation was also reviewed as part of the December executive compensation study. The study indicated that Mr. Elliott’s current salary of $600,000 and bonus target of 100% of salary were at a competitive level.

      The December study indicated that the long-term incentive opportunity provided to Mr. Elliott was below the competitive level of a peer group of medical device and biotech companies. Based on this data, in January 2002 the Committee granted Mr. Elliott 450,000 options, consisting of a 250,000 annual grant and an additional one-time grant of 200,000 options, as well as a grant of 20,000 shares of restricted stock. The Committee believes these actions bring Mr. Elliott’s long-term incentive compensation to a level consistent with the reward opportunities for long-term increases in stockholder value that are provided by other growth companies in the company’s industry.

Deductibility of Compensation Over $1 Million

      In 1993, the Omnibus Budget Reconciliation Act of 1993 (the “Act”) was enacted. The Act includes potential limitations on the deductibility of compensation in excess of $1 million paid to the company’s five highest paid officers. Based on the regulations issued by the Internal Revenue Service to implement the Act, the company has taken the necessary actions to ensure the deductibility of payments under the Executive Performance Incentive Plan and the 2001 Stock Incentive Plan. The company will continue to take the necessary actions to maintain the deductibility of payments under both plans.

Compensation and Management Development Committee

John L. McGoldrick, Chair
Larry C. Glasscock
Regina E. Herzlinger, D.B.A.
Augustus A. White, III, M.D., Ph.D.

Executive Officer Compensation Tables and Notes

      The following tables set forth information regarding compensation paid by us and Bristol-Myers Squibb to our Chief Executive Officer, each of our four other most highly compensated executive officers who were serving as executive officers as of December 31, 2001, and one additional officer who served as an executive officer during 2001 but whose designation was changed before the end of the year, all based on salary and bonus earned during 2001.

      Prior to our separation from Bristol-Myers Squibb on August 6, 2001, we were a wholly-owned subsidiary of Bristol-Myers Squibb with no material activities as a separate corporate entity. Accordingly, prior to the separation, the compensation of the individuals named below was determined in accordance with policies established by Bristol-Myers Squibb.

SUMMARY COMPENSATION TABLE

					Long-Term Compensation

					Awards		Payouts

		Annual Compensation				Securities
					Restricted	Underlying
				Other	Stock	Options/	LTIP	All Other
		Salary	Bonus	Annual	Awards	SARS	Payouts	Compensation
Name/Title/Year	Year	($)	($)	Compensation	($)(1)	(#)(2)	($)	($)

J. Raymond Elliott	2001	547,399	690,678	—	300,000	404,685	—	—
Chairman, President and	2000	348,096	213,073	—	—	118,758	100,000 (3)	15,664
Chief Executive Officer
Bruce E. Peterson	2001	263,956	199,569	—	60,000	129,650	—	10,914	(4)
President — Americas	2000	223,149	97,068	—	—	35,429	—	10,042
Bruno A. Melzi	2001	255,526	181,817	—	60,000	104,457	—	—
President — Europe	2000	179,870	58,552	—	—	25,350	—	25,506
John S. Loveman-Krelle	2001	233,877	107,339	276,189 (5)	60,000	91,527	—	58,344	(6)
President — Asia Pacific	2000	185,423	64,813	139,781 (7)	—	40,112	—	41,023
Sam R. Leno	2001	181,923	167,958	—	1,306,000	176,092	—	23,114	(8)
Senior Vice President and	2000	—	—	—	—	—	—	—
Chief Financial Officer
Roy D. Crowninshield, Ph.D.	2001	274,383	151,936	—	60,000	104,915	—	12,285	(4)
Senior Vice President, Chief	2000	263,700	145,817	—	—	72,486	80,000 (3)	11,867
Scientific Officer

(1)	The number and market value of shares of restricted stock held by each of these executives at December 31, 2001, based upon the closing price of company common stock as reported by the New York Stock Exchange of $30.54, were: Mr. Elliott— 51,249 and $1,565,444; Mr. Peterson— 8,893 and $271,592; Mr. Melzi— 2,105 and $64,287; Mr. Loveman-Krelle— 2,105 and $64,287; Mr. Leno— 50,904 and $1,554,608; and Dr. Crowninshield— 2,105 and $64,287.

(2)	Includes options granted prior to the separation with respect to Bristol-Myers Squibb common stock. The amounts shown with respect to such options represent the number of shares of the company’s common stock resulting from the replacement on August 7, 2001 of each Bristol-Myers Squibb award with an option to acquire company common stock which was intended to preserve the economic value of the options at the time of the separation. The number of shares of the company’s common stock covered by replacement options was calculated by multiplying the number of shares of Bristol-Myers Squibb common stock under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(3)	Represents payouts by Bristol-Myers Squibb from long-term performance awards granted in 1998 and earned over the three-year performance period from 1998 through 2000. The payouts were based on total stockholder return ranking versus peer companies of Bristol-Myers Squibb. The awards were paid at 80% of target.

(4)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program and the Benefits Equalization Plan for the Zimmer Holdings, Inc. Savings and Investment Program as follows: Mr. Peterson— $6,686 and $4,228, respectively; and Dr. Crowninshield— $7,588 and $4,697, respectively.

(5)	Includes a net housing allowance of $149,730 as well as a cost of living adjustment of $91,870, both paid in connection with an overseas assignment, in addition to other annual compensation including perquisites and amounts reimbursed for payment of taxes.

(6)	Consists of matching contributions to the Zimmer Holdings, Inc. Savings and Investment Program of $7,650 and $50,694 paid in connection with a relocation.

(7)	Includes a housing allowance of $87,087 as well as a cost of living adjustment of $34,175, both paid in connection with an overseas assignment, in addition to other annual compensation including perquisites and amounts reimbursed for payment of taxes.

(8)	Represents amounts paid in connection with a relocation.

OPTION/ SAR GRANTS IN LAST FISCAL YEAR

	Individual Grants

	Number of		% of Total
	Securities		Options/SARS	Exercise
	Underlying		Granted to	or Base		Grant Date
	Options/SARS		Employees in	Price(2)	Expiration	Present
Name	Granted(#)(1)		Fiscal Year	($/SH)	Date	Value($)(3)

J. Raymond Elliott	101,807	(4)	2.7%	$35.45	01/02/11	1,731,376
	68,880		1.8%	$29.35	08/06/11	971,462
	233,998		6.1%	$27.30	09/05/11	3,039,026
Bruce E. Peterson	38,178	(4)	1.0%	$30.88	03/05/11	566,520
	15,701		0.4%	$29.35	08/06/11	221,442
	75,771		2.0%	$27.30	09/05/11	984,068
Bruno A. Melzi	36,651	(4)	1.0%	$30.88	03/05/11	543,861
	12,092		0.3%	$29.35	08/06/11	170,542
	55,714		1.5%	$27.30	09/05/11	723,580
John S. Loveman-Krelle	30,542	(4)	0.8%	$30.88	03/05/11	453,210
	15,300		0.4%	$29.35	08/06/11	215,786
	45,685		1.2%	$27.30	09/05/11	593,329
Sam R. Leno	101,807	(4)	2.7%	$25.73	07/15/11	1,261,081
	74,285		2.0%	$27.30	09/05/11	964,769
Roy D. Crowninshield, Ph.D.	40,723	(4)	1.1%	$30.88	03/05/11	604,285
	18,507		0.5%	$29.35	08/06/11	261,017
	45,685		1.2%	$27.30	09/05/11	593,329

(1)	Unless otherwise noted, individual grants vest in installments of 25% per year on each of the first through the fourth anniversaries of the grant date.

(2)	All options were made at 100% of fair market value as of the date of the grant.

(3)	In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The company does not believe that the Black-Scholes model, or any other model, can accurately determine the value of an option. Accordingly, there is no assurance that the value realized by an executive, if any, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the company’s stock price. The Black-Scholes ratios were determined using the following assumptions: a volatility of 41.7%, a historic average dividend yield of 0.00%, a risk-free interest rate of 4.8% on the grant date and a seven year option term. Additionally, award values are adjusted to reflect the impact of forfeiture risk due to vesting criteria.

(4)	This option was granted prior to the separation with respect to Bristol-Myers Squibb common stock, and the number of underlying shares and exercise price shown represent the replacement on August 7, 2001 of the Bristol-Myers Squibb option with a Zimmer option which was intended to preserve the economic value of the option at the time of the distribution. The number of shares covered by the replacement option was calculated by multiplying the number of Bristol-Myers Squibb shares under the original option by a factor of 2.03614, and the exercise price of the option was decreased by dividing the original exercise price by the same factor. With respect to Mr. Elliott, Mr. Peterson, Mr. Melzi, Mr. Loveman-Krelle and Dr. Crowninshield, the option becomes exercisable to the extent of one-eighth of the grant on the first through fourth anniversaries of the grant date and becomes exercisable to the extent of the remaining one-half of the grant on the eighth anniversary of the grant date. With respect to Mr. Leno, the option becomes exercisable to the extent of one-fourth of the grant on the first through fourth anniversaries of the grant date. In addition to these time vesting criteria, a portion of these awards have price thresholds which must be attained for these awards to become exercisable prior to the ninth year of the award term. One-half of the award requires that the company’s stock price exceed the option exercise price by 30%. This price level must be met for 15 consecutive trading days. In the ninth and tenth years of the award term, the awards become fully exercisable without regard to these price thresholds. The Black-Scholes values of these awards have been adjusted to recognize these thresholds.

AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR

AND FISCAL YEAR-END OPTION/ SAR VALUES(1)

			Number of Securities		Value of Unexercised
			Underlying Unexercised		“In the Money”
			Options/SARS at		Options/SARS at
	Shares		Fiscal Year-End(#)(2)		Fiscal Year-End($)(3)
	Acquired	Value
Name	on Exercise(#)	Realized($)	Exercisable	Unexercisable	Exercisable	Unexercisable(4)

J. Raymond Elliott	—	—	95,966	605,640	$587,235	$1,671,827
Bruce E. Peterson	—	—	87,886	199,667	$909,793	$514,133
Bruno A. Melzi	—	—	19,775	160,579	$99,486	$355,614
John S. Loveman-Krelle	—	—	41,204	169,537	$267,313	$460,277
Sam R. Leno	—	—	—	176,092	—	$730,375
Roy D. Crowninshield, Ph.D.	—	—	156,172	235,431	$1,512,144	$667,549

(1)	All options were granted at 100% of fair market value. Optionees may satisfy the exercise price by submitting other shares owned for at least six months and/or cash. Minimum income tax withholding obligations may be satisfied by electing to have the company withhold shares otherwise issuable under the option with a fair market value equal to such obligations.

(2)	Includes options granted prior to the separation with respect to Bristol-Myers Squibb common stock. The amounts shown with respect to such options represent the number of shares of the company’s common stock resulting from the replacement on August 7, 2001 of each Bristol-Myers Squibb award with an option to acquire company common stock which was intended to preserve the economic value of the options at the time of the separation. The number of shares of the company’s common stock covered by replacement options was calculated by multiplying the number of shares of Bristol-Myers Squibb common stock under the original options by a factor of 2.03614, and the exercise price of the options was decreased by dividing the original exercise price by the same factor.

(3)	The closing price of the company’s common stock as reported by the New York Stock Exchange on December 31, 2001 was $30.54. Value is calculated on the basis of the difference between the exercise price and $30.54, multiplied by the number of shares of the company’s common stock underlying “in-the-money” options.

(4)	For all listed executive officers, the value of “Unexercisable” stock options includes the year-end value of stock options which have price thresholds for exercisability above the exercise price. They may exercise these options and potentially realize the portion of the listed value relating to these stock options once those price thresholds are attained.

Pension Benefits

      Most of our U.S. non-union employees, including executive officers, were participants in the Bristol-Myers Squibb Company Retirement Income Plan, a non-contributory pension plan. Effective as of the time of the separation, we adopted a retirement income plan, the Zimmer Holdings, Inc. Retirement Income Plan, that replicates, in all material respects, the benefit formula under the Bristol-Myers Squibb plan. We also adopted a non-contributory supplemental pension plan that replicates, in all material respects, the benefit formula under Bristol-Myers Squibb’s supplemental pension plan. Our retirement income plan and supplemental pension plan provide all Zimmer participants with credit for their service years with Bristol-Myers Squibb. Our obligations under our plans are reduced, however, because Bristol-Myers Squibb provided these employees with all benefits accrued under its corresponding retirement plans prior to the separation, which benefits became fully vested under the Bristol-Myers Squibb plans after the separation occurred.

      The following table sets forth the aggregate annual benefit payable upon retirement at normal retirement age for each level of remuneration specified at the listed years of service.

PENSION PLAN TABLE

	Years of Service

Remuneration	15	20	25	30	35

$200,000	$60,000	$80,000	$100,000	$120,000	$140,000
500,000	150,000	200,000	250,000	300,000	350,000
1,000,000	300,000	400,000	500,000	600,000	700,000
1,500,000	450,000	600,000	750,000	900,000	1,050,000
2,000,000	600,000	800,000	1,000,000	1,200,000	1,400,000

      Pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table. Benefit amounts shown are straight-life annuities before the deduction for Social Security benefits. The executive officers named in the Summary Compensation Table have the following years of credited service for pension plan purposes: Mr. Elliott— 10.00 years; Mr. Peterson— 9.18 years; Mr. Loveman-Krelle— 6.00 years; Mr. Leno— 1.00 year; and Dr. Crowninshield— 19.00 years.

      The company has granted Mr. Elliott additional age and service credit for purposes of calculating his pension benefits from the company and determining his eligibility for retiree health and life insurance benefits. For purposes of determining the extent of any early retirement pension subsidies, Mr. Elliott will be deemed to have attained age 55 as of August 6, 2001, the date of the separation from Bristol-Myers Squibb, and he will be entitled to those subsidies upon the commencement of his company pension benefits at or after his actual attainment of age 55. Also, for purposes of calculating the amount of his pension benefits and determining his eligibility for retiree health and life insurance benefits, Mr. Elliott will be deemed to have accumulated 10 years of service and 10 years of credited service with the company as of August 6, 2001. These additional pension benefits will be paid from the company’s general assets pursuant to the company’s supplemental pension plan or a similar unfunded, nonqualified pension benefit arrangement, and will be offset by the supplemental pension benefits paid to Mr. Elliott by Bristol-Myers Squibb. The additional pension benefits from the company will be paid at the same time and in the same form as the other supplemental benefits payable to Mr. Elliott under the company’s supplemental pension plan.

      The following is a summary of the terms of our retirement income plan and our supplemental pension plan as those plans apply to management employees, including individuals named in the Summary Compensation Table.

      Participants are given full credit under our retirement income plan for service and compensation accrued under the Bristol-Myers Squibb plan. Under our retirement income plan, pension benefits are determined by final average annual compensation where annual compensation is the sum of the amounts shown in the columns labeled “Salary” and “Bonus” in the Summary Compensation Table. The normal retirement benefit will equal two percent of final average pay times years of service (up to a maximum of 40 years) minus 1/70th of estimated primary Social Security benefit at age 65 times years of service (up to a maximum of 40 years). Normal retirement age is 65. Participants will also be able to retire beginning at age 55, if they have at least 10 years of service, and begin to receive benefits at that time. The early retirement benefit will be calculated in the same manner as the normal retirement benefit, except that the accrued benefits will be reduced based on the participant’s age at the time of retirement. A participant with ten years of service will be able to receive 100 percent of the benefit at retirement between ages 60 and 65. Benefits payable under our retirement income plan will be offset by the value of benefits payable to the recipient under the Bristol-Myers Squibb plan.

      Federal laws place limitations on compensation amounts that may be included under our retirement income plan. Pension amounts based on our retirement income plan formula which exceed the applicable limitations will be paid under the Benefit Equalization Plan of the Zimmer Holdings, Inc. Retirement Income Plan. The purpose of this benefit equalization plan is to provide benefits for certain employees participating in our retirement income plan whose funded benefits under that plan are or will be limited by application of the Employee Retirement Income Security Act of 1974, as amended (ERISA) and the Internal Revenue Code of 1986, as amended (the “Code”). Our benefit equalization plan is intended to be an “excess benefit plan,” as that term is defined under ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 415 of the Code, and a “top hat” plan meeting the requirements of the appropriate sections of ERISA with respect to those participants whose benefits under our retirement income plan have been limited by Section 401(a)(17) of the Code. As with the retirement income plan, benefits payable under the benefits equalization plan will be offset by the value of benefits payable to the recipient under the Bristol-Myers Squibb plan.

Retention Agreements

      In February 2001, in anticipation of the separation from Bristol-Myers Squibb, we entered into retention agreements with Mr. Elliott, Dr. Crowninshield, Mr. Peterson, Mr. Melzi and Mr. Loveman-Krelle. The retention agreements generally provide that executives who remained in our employment through the separation date received a retention bonus paid in the form of our stock options and our restricted shares. The agreements also provide that if the executive is involuntarily terminated during the one-year period after the separation, the executive will receive a severance payment equal to one year of base salary (the severance payment for Mr. Elliott is equal to two years of base salary). As a condition to receipt of such benefits, each executive agreed not to work for any competitor of the company for a period of one year following the separation from Bristol-Myers Squibb.

      In addition, pursuant to a retention agreement entered into with Mr. Elliott in February 2001 in anticipation of the separation from Bristol-Myers Squibb, Mr. Elliott was awarded 17,544 phantom deferred share units. At the time of Mr. Elliott’s retirement or termination of employment, his units will be distributed to him in the form of a lump sum cash payment equal to the number of units awarded multiplied by the fair market value of company common stock at the time of his retirement or termination, plus the sum of any dividends credited on shares of company common stock from the date of the award to his retirement or termination date.

Change in Control Arrangements

      In March 2002, we entered into change in control agreements with thirteen executives including each of the executive officers named in the Summary Compensation Table in this proxy statement. The agreements are intended to provide for continuity of management in the event of a change in control of the company. By their terms, the agreements are in effect through December 31, 2003, and will be automatically extended, beginning on January 1, 2004, in one-year increments, unless either the company or the executive gives prior notice of termination or a change in control shall have occurred prior to January 1 of such year. If a change in control occurs during the term of the agreement, the agreement shall continue in effect for a period of not less than 36 (in the case of Mr. Elliott) or 24 (in the case of the other executives) months beyond the month in which such change in control occurred.

      The agreements provide that the executives could be entitled to certain severance benefits following a change in control of the company and termination of employment. Under each agreement, a change in control would include any of the following events: (1) a “person,” as defined in the Securities Exchange Act of 1934, as amended, acquires 20% or more of the combined voting power of the company’s then outstanding securities; (2) a majority of the company’s directors are replaced during a two-year period; or (3) the stockholders approve a merger of consolidation of the company (unless the stockholders of the company own 75% of the surviving entity) or approve a plan of complete liquidation of the company.

      If, following a change in control, the executive is terminated by the company for any reason other than for cause (as defined in the agreement), or death, or by the executive for good reason (as defined in the agreement), the covered executive would be entitled to a lump sum severance payment equal to three (in the case of Mr. Elliott), two (in the case of Messrs. Leno, Loveman-Krelle, Melzi and Peterson and one other executive officer, the “tier 2 executives”) or one (in the case of Dr. Crowninshield and six other executives, the “tier 3 executives”) times the sum of the executive’s base salary and target bonus under the company’s Executive Performance Plan. In addition, the executive would receive a payout of any unpaid incentive compensation which has been allocated or awarded to the executive for the completed calendar year preceding the date of termination and a pro rata portion to the date of termination of the aggregate value of all contingent incentive compensation awards to the executive for the current calendar year.

      Further, all outstanding stock options granted to the executive would become immediately vested and exercisable and all restrictions on restricted stock awards would lapse, unless otherwise provided for under a written stock award agreement. The executive would receive a cash amount equal to the unvested portion, if any, of the company’s matching contributions (and attributable earnings) credited to the executive under the Savings and Investment Program. The executive would receive a cash amount or the additional benefit to which the executive would have been entitled had he or she been fully vested and credited with three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives) additional years of service and age for the purpose of calculating his or her tax-qualified and nonqualified pension benefits. For a three (Mr. Elliott), two (the tier 2 executives) or one (the tier 3 executives)-year period after the date of termination, the executive would receive life and health insurance benefits and perquisites substantially similar to those that the executive is receiving immediately prior to the notice of termination. Thereafter, in the case of Mr. Elliott, the executive will be eligible to participate in the company’s retiree medical and dental plans.

      In the event that any payments made to Mr. Elliott or a tier 2 executive in connection with a change in control and termination of employment would be subject to excise tax as excess parachute payments under the Code, the company will “gross up” the executive’s compensation to fully offset such excise taxes provided the payments exceed 110% of the maximum total payment which could be made without triggering the excise taxes. If the aggregate parachute payments exceed such maximum amount but do not exceed 110% of such maximum amount, then the parachute payments would be automatically reduced so that no portion of the parachute payments is subject to excise tax and no gross-up payment would be made.

      In consideration for receiving one of these agreements, each executive signed an agreement not to work for any competitor of the company for a period of one year following termination. Also, to receive the severance benefits provided under the agreements, an executive must sign a general release of claims.

Performance Graph

      The following graph compares the performance of the company common stock for the periods indicated with the performance of the S&P 500 Stock Index and the S&P 500 Health Care Equipment Index.

Comparison Of Cumulative Total Return

	August 7, 2001	December 31, 2001

Zimmer Holdings, Inc.	100	107.16
S&P 500 Stock Index	100	95.88
S&P 500 Health Care Equipment Index	100	113.99

      Assumes $100 was invested on August 7, 2001 (the first date the company common stock was traded on the New York Stock Exchange) in company common stock and each index. Values are as of December 31 assuming dividends are reinvested. No cash dividends have been declared or paid on company common stock. Returns over the indicated period should not be considered indicative of future returns.

Compensation Committee Interlocks and Insider Participation

      No member of the Compensation and Management Development Committee during 2001 was an officer, employee or former officer of the company or had any relationship requiring disclosure herein pursuant to SEC regulations. No executive officer of the company served as a member of a compensation committee or a director of another entity under circumstances requiring disclosure under SEC regulations.

Proposal 1. Election of Directors

      Two directors are to be elected at the meeting for three-year terms ending at the 2005 Annual Meeting. J. Raymond Elliott and Dr. Regina E. Herzlinger, who are both presently directors of the company, have been nominated by the Board of Directors for election at this Annual Meeting. The accompanying proxy will be voted for the Board of Directors’ nominees, except where authority to so vote is withheld. Should any nominee be unable to serve, the proxy will be voted for such person as shall be designated by the Board of Directors.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE TWO NOMINEES FOR DIRECTORS.

Proposal 2.	Approval and Adoption of the Zimmer Holdings, Inc. Employee Stock Purchase Plan

      On February 25, 2002, the Board of Directors approved and adopted the Zimmer Holdings, Inc. Employee Stock Purchase Plan (the “ESPP”), subject to approval by stockholders within 12 months of Board approval. If approved by the stockholders, the ESPP will authorize the issuance and purchase by employees of up to 3,000,000 shares of the company’s common stock. At the Annual Meeting, you are being asked to approve the ESPP for the purpose of qualifying such shares for special tax treatment under Section 423 of the Code.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE ZIMMER HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN AND THE RESERVATION OF SHARES FOR ISSUANCE UNDER THE ESPP.

Summary of the ESPP

      General. The purpose of the ESPP is to provide employees of the company and its designated subsidiaries with an opportunity to purchase shares of common stock and, therefore, to have an additional incentive to enhance the value of the company. The ESPP will further align the interests of employees with those of stockholders through increased stock ownership.

      Administration. The ESPP will be administered by a committee appointed by the Board (the “Committee”). The Committee may establish rules for administration of the ESPP, interpret the ESPP, supervise its administration, make determinations about ESPP entitlements, adopt sub-plans, and take other actions consistent with the delegation from the Board. The decisions by the Board and the Committee are final and binding upon all participants.

      Eligibility. Any employee of the company or any company subsidiary designated by the Committee who is employed on an Offering Date (defined below) is eligible to participate in the ESPP during the Offering Period (defined below) beginning on that Offering Date, subject to administrative rules established by the Committee. The Committee has authority to limit Plan participation to full-time employees (defined in accordance with Code Section 423), impose an eligibility requirement (no longer than 2 years) as of any prospective Offering Date, and exclude some or all highly compensated employees from participation in the Plan. An employee is not eligible to participate in the ESPP to the extent that, immediately after the grant, the employee would have owned 5% of either the voting power or the value of the company’s common stock. Additionally, an employee’s rights to purchase common stock pursuant to the ESPP may not accrue at a rate that exceeds $25,000 per calendar year. Eligible employees become participants in the ESPP by filing the required enrollment documents with Zimmer by a date set by the Committee prior to the applicable Offering Date. Zimmer projects that, as of January 1, 2003, approximately 3,300 employees, including six executive officers, would be eligible to participate in the ESPP. In certain international locations, local tax or exchange control regulations make certain features of the ESPP impracticable. The ESPP authorizes the grant of options and issuance of common stock to employees participating in a sub-plan, which is not designed to qualify under Section 423 of the Code, in order to achieve the desired tax or other objectives in particular locations outside the United States.

      Participation in an Offering. The ESPP will be implemented by purchase periods lasting six months or other periods as determined by the Committee (an “Offering Period”). Common stock will be purchased under the ESPP at the end of each Offering Period, unless the participant withdraws or terminates employment earlier. The ESPP will be implemented at different dates in different countries, as determined by the Committee. The initial Offering Period in the first locations is anticipated to begin on January 1, 2003. The company anticipates that employees will begin to enroll in the ESPP during December 2002. To participate in the ESPP, each eligible employee must authorize payroll deductions from his or her after-tax pay by completing a subscription agreement. The payroll deductions will be subject to the limitations discussed above, as well as any other limits or conditions imposed by the Committee that are not inconsistent with the terms of the ESPP. In countries where payroll deductions are not feasible, the Committee may allow participants to participate in the ESPP by an alternative means, such as by check. A participant may discontinue participation in the ESPP in accordance with the procedures established by the Committee.

      Purchase Price, Shares Purchased. Employees who choose to participate in the ESPP will receive an option to purchase shares of company common stock at a discount. Under the option, the purchase price of the shares will be not less than 85% of the fair market value of the common stock on (i) the Offering Date or (ii) the last trading day of the Offering Period, whichever is less. The Offering Date is the first trading day of the Offering Period. The fair market value as of any trading day will be the closing price of common stock on the New York Stock Exchange on that day. On March 12, 2002, the closing price of a share of the company’s common stock was $34.41. At the end of an Offering Period, a participant’s option will be exercised automatically to purchase the number of shares of common stock that the participant’s accumulated payroll deduction will buy at the purchase price. The number of shares of common stock a participant purchases in each Offering Period is determined by dividing the total amount of payroll deductions withheld from the participant’s compensation during that Offering Period by the purchase price.

      Termination of Employment. If a participant dies or terminates employment for any reason, the participant will immediately cease to participate in the ESPP. In that event, all of the common stock purchased by the participant under the ESPP will be distributed to him or her (or, in the case of the participant’s death, to the participant’s beneficiary), and any payroll deductions credited to the participant’s account will be returned without interest to him or her (or, in the case of a participant’s death, to the participant’s beneficiary).

      Adjustments Upon Changes in Capitalization or Corporate Transactions. In the event that company common stock is changed by reason of any stock split, stock dividend, combination, recapitalization, a Corporate Transaction (defined below) in which the company is the surviving corporation, or similar changes to the company’s capital structure, the Committee will appropriately adjust the number of shares of stock subject to the ESPP, the number of shares of stock to be purchased pursuant to an option, and the price per share of common stock covered by an option, and other relevant provisions of the ESPP. The Committee’s determination will be conclusive and binding on all persons. In the event of a Corporate Transaction in which the company is not the surviving corporation, the Committee may take such actions with respect to the ESPP that the Committee deems appropriate, which could be a determination that each option issued under the ESPP will be assumed by, or an equivalent option substituted by, the successor company or its affiliates, that the purchase date will be accelerated, or that all outstanding options will terminate and accumulated payroll deductions will be refunded. For purposes of the ESPP, a Corporate Transaction is a sale of all or substantially all of the company’s assets, or a merger, consolidation, or other capital reorganization of the company with or into another corporation.

      Transferability. Options under the ESPP cannot be voluntarily or involuntarily assigned. The shares of common stock acquired under the ESPP will be freely transferable, except as otherwise determined by the Committee. The Committee may require that shares purchased under the Plan be retained with the Plan’s designated broker for a designated period of time and may restrict dispositions during that period.

      Amendment and Termination of the Plan. The Board may terminate or amend the ESPP at any time, except that it may not increase the number of shares subject to the ESPP other than as described in the ESPP.

      Withdrawal. Generally a participant may withdraw from the ESPP during an Offering Period subject to any requirements established by the Committee. If a participant elects to withdraw, all of the payroll deductions credited to the participant’s account will be returned to the participant, and the participant may not make any further contributions under the ESPP for the purchase of common stock during that Offering Period. A participant’s voluntary withdrawal during and Offering Period will not have any effect on the participant’s eligibility to participate in the ESPP during a subsequent Offering Period.

      New Plan Benefits. Because benefits under the ESPP will depend on employees’ elections to participate and the fair market value of the company’s common stock at various future dates, it is not possible to determine the benefits that will be received by executive officers and other employees if the ESPP is approved by the stockholders. Non-employee directors are not eligible to participate in the ESPP.

Federal Income Tax Consequences

      If the stockholders approve this proposal, the ESPP, and the right of participants to make purchases under the ESPP, should qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the ESPP are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax, and the amount of the tax will depend upon the holding period. If the shares are sold or otherwise disposed of more than two years after the beginning of the Offering Period in which the shares were purchased and more than one year from the date of transfer of the shares to the participant, then the participant generally will recognize ordinary income measured as the lesser of (1) the actual gain (the amount by which the fair market value of the shares at the time of the sale or disposition exceeds the purchase price), or (2) an amount equal to 15% of the fair market value of the shares as of the Offering Date, if the shares were purchased at no less than 85% of the fair market value of the shares on the Offering Date. Any additional gain should be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of this holding period, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on the sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period.

      The company is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant, except to the extent ordinary income is recognized by participants upon a sale or disposition of shares prior to the expiration of the holding period(s) described above. In all other cases, no deduction is allowed to the company.

      The foregoing is only a summary of the effect of federal income taxation upon the participant and the company with respect to the shares purchased under the ESPP. It does not purport to be complete, and it does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income or gain may be taxable.

Incorporation by Reference

      The above description is only a summary of the ESPP and is qualified in its entirety by reference to its full text, a copy of which is included in this Proxy Statement as Appendix B.

INDEPENDENT ACCOUNTANTS

      PricewaterhouseCoopers, LLP (“PwC”) served as the company’s independent accountants for 2001. At the time of printing of the Proxy Statement, the Audit Committee and the Board of Directors have not made any determination on the selection of independent accountants for 2002.

Aggregate fees billed by PwC to the company for the fiscal year ended 2001 are as follows:

Audit Fees: $580,516 (Includes fees for professional services rendered in auditing the company’s consolidated financial statements for the year ended December 31, 2001 and in reviewing the interim consolidated financial statements for periods after the company’s separation from Bristol-Myers Squibb.)

Financial Information Systems Design and Implementation Fees: $0 (PwC did not render any information technology services to the company in 2001 relating to financial information systems design and implementation.)

All Other Fees: $2,007,292 (Includes accounting and reporting assistance with respect to the filing of the company’s registration statement related to its separation from Bristol-Myers Squibb, the filing of various other registration statements related to stock-based benefit programs, various federal, state and international tax consulting projects, statutory audits of foreign operations and various other consultations on financial reporting and other matters. Of these amounts, all but approximately $250,000 relates to activities related to the company’s separation from Bristol-Myers Squibb.)

      A representative of PwC is expected to be present at the Annual Meeting and will have the opportunity to make a statement if desired, and such representative is expected to be available to respond to appropriate questions.

2003 PROXY PROPOSALS

      To be considered for inclusion in next year’s proxy statement, the company must receive stockholder proposals relating to the 2003 Annual Meeting of Stockholders at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary, no later than November 26, 2002.

      Under the company’s Restated By-Laws, no business may be brought before an annual meeting except as set forth in the notice of the meeting or as otherwise brought before the meeting by or at the direction of the Chairman of the Board or by a stockholder entitled to vote who has delivered notice to the company containing certain information set forth in the By-Laws, not later than the 90th day nor earlier than the 120th day prior to the first anniversary of the preceding year’s annual meeting. For the company’s meeting in 2003, the company must receive this notice no later than February 8, 2003 and no earlier than January 9, 2003. However, in the event that the 2003 annual meeting is called for a date that is more than 30 days before or more than 60 days after May 9, 2003, notice must be delivered no earlier than the 120th day prior to the 2003 annual meeting and not later than the later of the 90th day prior to the 2003 annual meeting or the 10th day following the day public announcement of the date of the meeting is first made. These notice requirements are deemed satisfied by a stockholder who has complied with SEC Rule 14a-8 and whose proposal is included in the company’s proxy statement. A copy of the By-Law provisions discussed above may be obtained by writing the company at its principal executive offices, 345 East Main Street, Warsaw, Indiana 46580, attention: Secretary.

INCORPORATION BY REFERENCE

      The sections of this Proxy Statement entitled “Audit Committee Report,” “Compensation and Management Development Committee Report on Executive Compensation” and “Performance Graph” do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the company specifically incorporates them by reference therein.

APPENDIX A

ZIMMER HOLDINGS, INC.

CHARTER OF THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS

Purpose

      The primary purpose of the Audit Committee is to assist the Board of Directors (the “Board”) in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process including the development and maintenance of systems of internal accounting and financial controls and the outside auditor’s annual audit of the Company’s financial statements.

Composition

      The Committee shall consist of at least three Directors, and the Committee’s composition will meet the requirements for audit committees of the New York Stock Exchange:

•	No member may have a relationship to the Company that may interfere with the exercise of his or her independence from management and the Company;

•	Each member shall be financially literate or will become financially literate within a reasonable period of time after his or her appointment to the Committee; and

•	At least one member shall have accounting or related financial management expertise.

•	A quorum for a meeting shall be a majority of the committee members.

      The determination of any member’s qualification to serve on the audit committee, including assessments of financial literacy and of past accounting or financial management expertise, shall be made by the Board in keeping with the applicable requirements and definitions of the New York Stock Exchange.

Responsibilities

      The Committee’s job is one of oversight, recognizing that the Company’s management is responsible for preparing the Company’s financial statements and for developing and maintaining systems of internal accounting and financial controls and that outside auditors are ultimately accountable to the Committee and the Board for their audit of the financial statements and obtaining the necessary understanding of the internal controls to conduct the audit, along with reporting identified areas of improvement in internal controls identified during the course of the audit. The Committee also recognizes that the financial management and the internal and outside auditors have more knowledge and information about the Company than do Committee members. Consequently, in carrying out its oversight responsibilities, the Committee is not providing any expert or special assurance as to the Company’s financial statements or internal controls or any professional certification as to the outside auditor’s work.

      The following functions shall be the common recurring activities of the Committee in carrying out its oversight responsibilities, and the Committee may, as it deems appropriate, act as a whole, or through the Committee chair. In discharging its oversight role, the Committee shall have full access to all books, records, facilities and personnel of the Company and the authority to retain outside counsel, auditors or other experts.

      1. The Committee shall review and reassess the adequacy of this Charter on an annual basis and shall make recommendations to the Board, as conditions dictate, to update this Charter.

      2. The Committee shall have the responsibility to evaluate the outside auditor annually and to make recommendations to the Board concerning its appointment. The Board shall have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the outside auditor.

      3. The Committee shall review and approve the appointment or termination of the director/vice president of internal audit.

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      4. The Committee shall meet regularly with the internal auditors and outside auditors independent of management.

      5. The Committee shall review with the outside auditors and with management the proposed scope of the annual audit, past audit experience, the Company’s program for the internal examination and verification of the Company’s accounting documents and supporting data, recently completed internal examinations of the Company’s accounting documents and supporting data and other matters bearing upon the scope of the audit.

      6. The Committee shall review and discuss with management the audited financial statements to be included in the Company’s Annual Report on Form 10-K (or the Annual Report to Shareholders if distributed prior to the filing of Form 10-K) and shall discuss with the outside auditor the matters required to be discussed by Statement of Auditing Standards (“SAS”) No. 61, as amended or supplemented.

      7. In connection with the review by the outside auditor of the financial information included in the Company’s Quarterly Reports on Form 10-Q, the Committee shall review quarterly financial statements prior to their public release and discuss with the outside auditors the matters required to be discussed by SAS No. 61, as amended or supplemented.

      8. The Committee shall review any significant disagreement between management and the outside auditors in connection with the preparation of the financial statements.

      9. The Committee shall:

•	receive from the outside auditors, at least annually, a formal written statement delineating all relationships between the auditor and the Company consistent with Independence Standards Board Standard Number 1;

•	meet a least 4 times per year; any member of the Audit Committee can call a meeting of the Committee.

•	review and discuss with the outside auditors any relationships or services that may impact the objectivity and independence of the outside auditor; and

•	recommend, if necessary, that the Board take appropriate action in response to the outside auditor’s report to satisfy itself of the auditor’s independence.

      10. Based on the review and discussions referred to in paragraphs 5 through 9, the Committee shall determine whether to recommend to the Board that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K.

      11. The Committee shall prepare its report required by the rules of the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

      12. The Committee shall discuss the quality and adequacy of the Company’s internal controls with management and the internal auditors, and observations regarding internal controls with the outside auditor.

      13. The Committee shall receive reports on material legal affairs, including litigation and monitor the Company’s annual Code of Conduct documentation and corrective actions, and review the significant reports to management prepared by the internal auditors as well as management’s responses thereto.

      14. The Committee shall be responsible for ensuring that the Company has an effective information technology disaster recovery plan.

      15. The Committee shall review and make recommendations to the Board concerning the Company’s policies with regard to affiliate transactions and also with regard to review of CEO and selected officers’ expense accounts and verification of perquisites policies. Affiliates in this context are defined as employees, directors, and other parties closely related to the Company.

      16. The Committee shall review and make recommendations to the Board concerning the Company’s financing plans and policies.

      17. The Committee shall maintain minutes or other records of its meetings and make reports on its meetings to the Board.

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APPENDIX B

ZIMMER HOLDINGS, INC.

EMPLOYEE STOCK PURCHASE PLAN

      SECTION 1. Designation and Purpose. The name of this Plan is the Zimmer Holdings, Inc. Employee Stock Purchase Plan. The purpose of the Plan is to provide Employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company. The Plan is intended to qualify as an “Employee Stock Purchase Plan” under Code section 423. The provisions of the Plan will, accordingly, be construed so as to extend and limit participation in a manner within the requirements of that section of the Code. In addition, this Plan authorizes the grant of options and issuance of Common Stock that do not qualify under Code section 423 pursuant to rules, procedures, or sub-plans adopted by the Committee and designed to achieve desired tax or other objectives in particular locations outside the United States.

      SECTION 2. Definitions. As used in the Plan, the following terms, when capitalized, have the following meanings:

(a) “Beneficiary” means, with respect to a Participant, the individual or estate designated, pursuant to Section 12, to receive the Participant’s Payroll Deduction Account balance and Common Stock Account assets after the Participant’s death.

(b) “Board” means the Board of Directors of the Company.

(c) “Code” means the Internal Revenue Code of 1986, as amended from time to time, and its interpretive rules and regulations.

(d) “Committee” means a committee established pursuant to Section 13 to administer the Plan.

(e) “Common Stock” means the common stock of the Company or any stock into which that common stock may be converted.

(f) “Common Stock Account” means the account established for each Participant to hold Common Stock purchased under the Plan pursuant to Section 6.

(g) “Company” means Zimmer Holdings, Inc, a Delaware corporation, and any successor by Corporate Transaction.

(h) “Compensation” means the total cash compensation received by an Employee from the Company, a partnership of which the Company is a general partner, or a Designated Subsidiary, including an Employee’s salary, wages, overtime, shift differentials, bonuses, commissions, and incentive compensation, but excluding relocation and expense reimbursements, tuition reimbursements, scholarship grants, and income realized as a result of participation in any stock option, stock purchase, or similar plan of the Company or any Subsidiary.

(i) “Contributions” means all amounts made by a Participant and credited to the Participant’s Payroll Deduction Account pursuant to the Plan.

(j) “Corporate Transaction” means a sale of all or substantially all of the Company’s assets, or a merger, consolidation, or other capital reorganization of the Company with or into another corporation.

(k) “Designated Broker” means a broker (or any successor or replacement broker) selected by the Committee from time to time to serve as the Designated Broker under the terms of the Plan.

(l) “Designated Subsidiary” means a Subsidiary that has been designated by the Board or the Committee, in their sole discretion, as eligible to participate in the Plan with respect to its Employees.

(m) “Effective Date” means January 1, 2003 (or such other date as is designated by the Committee), subject to approval of the Plan by the Company’s stockholders within 12 months of the Plan’s adoption.

(n) “Employee” means any person, including an Officer, who performs services for the Company or a Subsidiary and who is initially classified as an employee on the payroll records of the Company or a Designated Subsidiary. If the Company or a Designated Subsidiary treats a person as an independent contractor for tax or labor law purposes, and that person is subsequently determined to be an employee of the Company or a Designated Subsidiary by the Internal Revenue Service or any other federal, state, or local government agency or court of competent authority, that person will become an Employee on the date that the determination or finally adjudicated or otherwise accepted by the Company or the affected Designated Subsidiary, as long as he or she otherwise meets the requirements of this Section 2(n). Such a person will not, under any circumstances, be treated as an Employee for the period of time during which the Company or Designated Subsidiary treated the person as an independent contractor, even if the determination of employee status has retroactive effect.

(o) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and its interpretive rules and regulations.

(p) “Fair Market Value” means, with respect to any date, the closing price of the Common Stock for that date (or, in the event that the Common Stock is not traded on that date, the closing price on the immediately preceding trading date), as reported by the New York Stock Exchange. If the Common Stock is no longer traded on the New York Stock Exchange, then “Fair Market Value” means, with respect to any date, the fair market value of the Common Stock as determined by the Committee in good faith. The Committee’s determination will be conclusive and binding on all persons.

(q) “Offering Date” means the first business day of each Offering Period of the Plan.

(r) “Offering Period” means a period of six (6) months commencing on January 1 and July 1 of each year, or such other period as determined by the Committee, provided, however, that in no event will the Offering Period be a period longer than twenty-seven (27) months.

(s) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(t) “Payroll Deduction Account” means the account established for a Participant to hold the Participant’s Contributions pursuant to Section 5.

(u) “Plan” means the Zimmer Holdings, Inc. Employee Stock Purchase Plan.

(v) “Purchase Date” means the last day of each Offering Period of the Plan.

(w) “Purchase Price” means, with respect to an Offering Period, an amount equal to eighty-five percent (85%) of the Fair Market Value of a Share of Common Stock on the Offering Date or on the Purchase Date, whichever is lower; provided, however, that in the event (i) of any stockholder-approved increase in the number of Shares available for issuance under the Plan, (ii) all or a portion of such additional Shares are to be issued with respect to the Offering Period that is underway at the time of such increase (“Additional Shares”), and (iii) the Fair Market Value of a Share of Common Stock on the date of such increase (the “Approval Date Fair Market Value”) is higher than the Fair Market Value on the Offering Date for any such Offering Period, then in such instance the Purchase Price with respect to the Additional Shares will be eighty-five percent (85%) of the Approval Date Fair Market Value or the Fair Market Value of a Share of Common Stock on the Purchase Date, whichever is lower.

(x) “Share” means a share of Common Stock, as adjusted in accordance with Section 16 of the Plan.

(y) “Subsidiary” means a domestic or foreign corporation of which not less than fifty percent (50%) of the voting shares are held by the Company or a Subsidiary, within the meaning of Code Section 424, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

      SECTION 3. Eligibility

(a) Any person who is an Employee as of an Offering Date in a given Offering Period will be eligible to participate in the Plan for that Offering Period, subject to the requirements of Section 4 and the limitations imposed by Code Section 423(b). Notwithstanding the foregoing, (1) the Committee may restrict participation in the Plan to full-time Employees pursuant to criteria and procedures established by the Committee, and (2) the Committee may establish administrative rules and may impose and eligibility service requirement of up to two years of employment with the Company or a Designated Subsidiary with respect to participation on any prospective Offering Date. The Board may also determine that a designated group of highly compensated employees are ineligible to participate in the Plan, so long as the excluded category fits within the definition of “highly compensated employee” in Code section 414(q). For purposes of the Plan, an Employee will be considered a full-time Employee unless his or her customary employment is less than 20 hours per week or five months per year.

(b) Notwithstanding any other provision of the Plan, no Employee will be eligible to participate in the Plan if the Employee (or any other person whose stock would be attributed to the Employee pursuant to Code Section 424(d)) owns capital stock of the Company and/or holds outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company.

      SECTION 4. Participation. An Employee may become a Participant in the Plan by completing a subscription agreement that authorizes payroll deductions and any other required documents (“Enrollment Documents”) provided by the Committee or its designee and submitting them to the Committee (or its designee) or the Designated Broker, pursuant to the rules prescribed by the Committee, during the 30-day period prior to the applicable Offering Date, unless a different time for submission of the Enrollment Documents is set by the Board or the Committee for all Employees with respect to a given Offering Period. The Enrollment Documents will set forth the amount of the Participant’s Compensation, up to one hundred percent (100%) or such lower limit as is designated by the Committee, to be paid as Contributions pursuant to the Plan. The Committee may provide for a separate election (of a different percentage) for a specified item or items of pay. In countries where payroll deductions are not feasible, the Committee may permit an Employee to participate in the Plan by an alternative means, such as by check.

      SECTION 5. Method of Payment of Contributions.

(a) A Participant’s payroll deductions will begin either on the first full payroll following the Offering Date or the date on which the Participant submits Enrollment Documents in accordance with Section 4, whichever is later, and will end on the last payroll paid on or prior to the Purchase Date of the Offering Period to which the Enrollment Documents are applicable, unless the Participant elects to withdraw from the Plan as provided in Section 8. A Participant’s Enrollment Documents will remain in effect for successive Offering Periods unless the Participant elects to withdraw from the Plan as provided in Section 8 or unless the Participant timely submits new Enrollment Documents to change the rate of payroll deductions for a subsequent Offering Period in accordance with rules established by the Committee.

(b) All Contributions made by a Participant will be held by the Company as part of its general assets; however, the Company will establish a Payroll Deduction Account for each Participant and credit each Participant’s Contributions to the Participant’s Payroll Deduction Account. A Participant may not make any additional payments to the Participant’s Payroll Deduction Account, except as authorized by the Committee in countries where payroll deductions are not feasible.

(c) No interest will accrue on a Participant’s Contributions to the Plan.

(d) Except as otherwise specified by the Committee, payroll deductions made with respect to Employees paid in currencies other than U.S. dollars will be accumulated in local (non-U.S.) currency and converted to U.S. dollars as of the Purchase Date.

      SECTION 6. Participant Purchases and Common Stock Accounts. On each Purchase Date, each Participant will be deemed, without further action, to have elected to purchase Shares of Common Stock with the entire balance in the Participant’s Payroll Deduction Account, and the Designated Broker will credit the purchased shares to the Participant’s Common Stock Account.

(a) The Participant will be credited with the number of whole and fractional Shares (rounded to the nearest thousandth) that the Participant’s Payroll Deduction Account balance can purchase at the Purchase Price on that Purchase Date.

(b) All dividends paid with respect to the whole and fractional Shares of the Common Stock, and Shares so purchased will be reinvested in Common Stock and added to the Shares held for a Participant in the Participant’s Common Stock Account.

(c) Expenses incurred in the purchase of Shares and the expenses of the Designated Broker will be paid by the Participant.

(d) A Participant will have no interest or voting right in a Share until a Share has been purchased on the Participant’s behalf under the Plan.

(e) Shares held in a Participant’s Common Stock Account will be registered in the name of the Designated Broker or its nominee for the benefit of the Participant. Shares to be delivered to a Participant under the Plan will be reregistered in the name of the Participant or in the name of the Participant and the Participant’s spouse.

      SECTION 7. Limitation on Purchases. Participant purchases are subject to the following limitations:

(a) During any one calendar year, a Participant may not purchase, under the Plan, or under any other plan qualified under Code Section 423, Shares of Common Stock having a Fair Market Value on the applicable Offering Date in excess of $25,000.

(b) A Participant’s Payroll Deduction Account may not be used to purchase Common Stock on any Purchase Date to the extent that, after such purchase, the Participant would own (or be considered as owning within the meaning of Code Section 424(d)) stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary of the Company. For this purpose, stock that the Participant may purchase under any outstanding option will be treated as owned by that Participant.

(c) As of the first Purchase Date on which this Section limits a Participant’s ability to purchase Common Stock, the Participant’s payroll deductions will terminate, and the Participant will receive a refund of the balance in the Participant’s Payroll Deduction Account as soon as practicable after the Purchase Date.

(d) In no event will the aggregate amount of purchases of Common Stock pursuant to the Plan equal or exceed twenty percent (20%) of the outstanding stock of the Company.

      SECTION 8. Withdrawal from Participation.

(a) A Participant may withdraw all, but not less than all, of the Contributions credited to the Participant’s Payroll Deduction Account at any time prior to a Purchase Date by notifying the Committee or its designee or the Designated Broker of the Participant’s election to withdraw, pursuant to rules prescribed by the Committee. If a Participant elects to withdraw, all of the Participant’s Contributions credited to the Participant’s Payroll Deduction Account will be returned to the Participant and the Participant may not make any further Contributions to the Plan for the purchase of Shares during that Offering Period.

(b) A Participant’s voluntary withdrawal during an Offering Period will not have any effect upon the Participant’s eligibility to participate in the Plan during a subsequent Offering Period or in the Participant’s ability to retain Common Stock previously credited to the Participant in the Participant’s Common Stock Account.

      SECTION 9. Stock Purchases by Designated Broker. As of each Purchase Date, the Designated Broker will acquire, using the accumulated balances of all Participants’ Payroll Deduction Accounts, Shares of Common Stock to be credited to those Participants’ Common Stock Accounts.

(a) The Designated Broker will acquire Shares that are newly issued or held as treasury shares by the Company or, if directed by the Committee, will acquire Shares by purchases on the open market or in private transactions.

(b) If Shares are purchased in one or more transactions on the open market or in private transactions at the direction of the Committee, the Company will pay the Designated Broker the difference between the Purchase Price and the price at which the Shares are purchased for Participants.

      SECTION 10. Common Stock Account Withdrawals. Except as otherwise provided in this Section, upon 14 days advance written notice to the Designated Broker, a Participant may elect to withdraw the assets in the Participant’s Common Stock Account.

(a) A Participant may elect to obtain a certificate for the whole Shares of Common Stock credited to the Participant’s Common Stock Account. As a condition of participation in the Plan, each Participant will agree to notify the Company if the Participant sells or otherwise disposes of any of the Participant’s Shares of Common Stock within two years of the Purchase Date on which the Shares were purchased.

(b) A Participant may elect that all Shares in the Participant’s Common Stock Account be sold and that the proceeds, less expenses of sale, be remitted to the Participant.

(c) In either event, the Designated Broker will sell any fractional Shares held in the Common Stock Account and remit the proceeds of such sale, less selling expenses, to the Participant.

Notwithstanding the foregoing, the Committee may require that Shares of Common Stock credited to a Participant’s Common Stock Account be retained by the Designated Broker for a designated period of time and may restrict dispositions during that period, and/or the Committee may establish other procedures to permit tracking of disqualifying dispositions of the Shares of Common Stock or to restrict transfer of the Shares.

      SECTION 11. Cessation of Participation. If a Participant dies or terminates employment, the Participant will cease to participate in the Plan, the Company or its designee will refund the balance in the Participant’s Payroll Deduction Account, and the Designated Broker will distribute the assets in the Participant’s Common Stock Account.

(a) In the event of a Participant’s death, the Participant’s Payroll Deduction Account balance and the Participant’s Common Stock Account assets will be distributed to the Participant’s Beneficiary.

(b) If a Participant terminates employment, the Participant’s Payroll Deduction Account balance and the Participant’s Common Stock Account assets will be distributed to the Participant.

(c) Upon distribution, the Participant or, in the event of the Participant’s death, the Participant’s Beneficiary, may elect to obtain a certificate for the whole Shares of Common Stock credited to the Participant’s Common Stock Account or may elect that any whole Shares in the Participant’s Common Stock Account be sold. In that event, the Designated Broker will sell such whole Shares and any fractional Shares held in the Common Stock Account and remit the proceeds of such sale, less selling expenses, to the Participant or Beneficiary.

      SECTION 12. Designation of Beneficiary. Each Payroll Deduction Account and each Common Stock Account will be in the name of the Participant. A Participant may designate a Beneficiary to receive the Participant’s interests in both accounts in the event of the Participant’s death by complying with procedures prescribed by the Committee. If a Participant is married and the designated Beneficiary is not the spouse, spousal consent will be required for such designation to be effective. A Participant may change a Beneficiary designation (with spousal consent if necessary) at any time by complying with the procedures prescribed by the Committee. If a Participant dies without having designated a Beneficiary, or if the Beneficiary does not survive the Participant, the Participant’s estate will be the Participant’s Beneficiary.

      SECTION 13. Administration of the Plan. The Plan will be administered by the Committee, consisting of not less than three members appointed by the Board.

(a) The Committee will be the Compensation Committee of the Board unless the Board appoints another committee to administer the Plan. The Board from time to time may fill vacancies on the Committee.

(b) Subject to the express provisions of the Plan, the Committee will have the discretionary authority to take any and all actions (including directing the Designated Broker as to the acquisition of Shares) necessary to implement the Plan and to interpret the Plan; to prescribe, amend, and rescind rules and regulations relating to it; and to make all other determinations necessary or advisable in administering the Plan. All such determinations will be final and binding upon all persons.

(c) A quorum of the Committee will consist of a majority of its members and the Committee may act by vote of a majority of its members at a meeting at which a quorum is present, or without a meeting by a written consent to their action taken signed by all members of the Committee.

(d) The Committee may request advice or assistance or employ or designate such other persons as are necessary for proper administration of the Plan.

      SECTION 14. Rights Not Transferable. Rights under the Plan are not transferable by a Participant.

      SECTION 15. Shares Reserved for the Plan.

      Subject to the following sentence and any adjustments as provided in Section 16, the maximum number of Shares that will be made available for purchase under the Plan will be 3,000,000 Shares or the lesser number of Shares determined by the Board.

      SECTION 16. Change in Capital Structure. Despite anything in the Plan to the contrary, the Committee may take the following actions without the consent of any Participant or Beneficiary, and the Committee’s determination will be conclusive and binding on all persons for all purposes.

(a) In the event of a Common Stock dividend, Common Stock split, or any combination of Shares, a Corporate Transaction in which the Company is the surviving corporation, or any other change in the Company’s capital stock (including, but not limited to, the creation or issuance to stockholders generally of rights, options or warrants for the purchase of common stock or preferred stock of the Company), the number and kind of shares of stock or securities of the Company to be subject to the Plan, the maximum number of shares or securities that may be delivered under the Plan, and the selling price and other relevant provisions of the Plan will be appropriately adjusted by the Committee, whose determination will be binding on all persons.

(b) If the Company is a party to a Corporate Transaction in which the Company is not the surviving corporation, the Committee may take such actions with respect to the Plan as the Committee deems appropriate.

      SECTION 17. Amendment of the Plan. The Board may at any time, or from time to time, amend the Plan in any respect. The stockholders of the Company, however, must approve any amendment that would increase the number of Shares of Common Stock that may be issued under the Plan (other than an increase merely reflecting a change in capitalization of the Company pursuant to Section 16) or a change in the designation of any corporations (other than a Subsidiary) whose employees become Employees under the Plan.

      SECTION 18. Termination of the Plan. The Plan and all rights of Employees and Beneficiaries under the Plan will terminate:

(a) on the Purchase Date that Participants become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase as set forth in Section 15, or

(b) at any date at the discretion of the Board.

      In the event that the Plan terminates under circumstances described in (a) above, reserved Shares remaining as of the termination date will be credited to Participants’ Common Stock Accounts on a prorata basis. Upon termination of the Plan, each Participant will receive the balance in the Participant’s Payroll Deduction Account and all Shares in the Participant’s Common Stock Account.

      SECTION 19. Indemnification of Committee. Service on the Committee will constitute service as a director of the Company so that members of the Committee will be entitled to indemnification and reimbursement as directors of the Company pursuant to its Certificate of Incorporation and Bylaws.

      SECTION 20. Government Regulations. The Plan, the grant and exercise of the rights to purchase Shares under the Plan, and the Company’s or Designated Broker’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, will be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or government agency as may, in the opinion of counsel for the Company, be required.

      SECTION 21. Reports. Statements of account will be provided to Participants by the Committee or the Designated Broker at least annually, which statements will set forth the amounts of Contributions, the per Share Purchase Price, the number of Shares purchased and credited to Participants’ Common Stock Accounts, and the remaining cash balance, if any, in Participants’ Payroll Deduction Accounts.

ZIMMER HOLDINGS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno and Paul D. Schoenle, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The Peninsula Hotel Chicago, 108 East Superior Street at North Michigan Avenue, Chicago, Illinois, on May 9, 2002 at 10:00 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2002

     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1 and 2. The full text of the proposals and the position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.

ADDRESS CHANGE/COMMENTS

IMPORTANT YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.

FOLD AND DETACH PROXY CARD HERE

Please mark your votes as indicated in this example
The Board of Directors recommends a vote "FOR" proposals 1 and 2.	FOR ALL	WITHHELD FOR ALL
				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS			2. Approval of Employee Stock Purchase Plan
Nominees:
01 J. R. Elliott
02 R. E. Herzlinger

WITHHELD FOR the following nominee(s) only (write name(s) below):			I consent to view future annual reports and proxy statements on line.

Mark this box if you have more than one account and want to discontinue receiving multiple copies of future annual reports.

I plan to attend the Annual Meeting.

I have noted an address change or comments on the reverse side of this card.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1 and 2.

Signature(s) ______________________________________________________________________					Date ________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH PROXY CARD HERE

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

Vote by Internet at our Internet Address: http://www.eproxy.com/zmh
or

Call toll-free 1-800-435-6710 on a touch tone telephone and follow the voting instructions.
There is NO CHARGE to you for this call.
or

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU
VOTED BY THE INTERNET OR TELEPHONE.

ZIMMER HOLDINGS, INC.

PROXY VOTING INSTRUCTIONS

Bristol-Myers Squibb Company Savings and Investment Plan
Bristol-Myers Squibb Company Employee Incentive Savings Thrift Plan
Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Zimmer Holdings, Inc. to be held on May 9, 2002, or any adjournments thereof, all full and fractional shares of Common Stock of Zimmer Holdings, Inc. credited to my account under the Plan or Program as indicated on the reverse side.

The enclosed Notice of the 2002 Annual Meeting and Proxy Statement is being provided to you as a participant in the Bristol-Myers Squibb Company Savings and Investment Plan, Bristol-Myers Squibb Company Employee Incentive Savings Thrift Plan or the Bristol-Myers Squibb Puerto Rico, Inc. Savings and Investment Program.

Participants in any of the Plans who had funds invested in a Zimmer Holdings, Inc. Common stock-based investment fund on the record date for the 2002 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by giving instructions via the Internet, by telephone or by returning a completed card by April 29, 2002. If you vote via the Internet or by telephone, there is no need to return this card. Shares of Common Stock for which no voting instructions are received by the Trustee by April 29, 2002 will be voted in the same proportion as the shares as to which it has received instructions.

Zimmer Holdings, Inc. urges you to vote TODAY

FOLD AND DETACH PROXY CARD HERE

IMPORTANT Your vote is important. Please vote your shares TODAY.

Please Help Us

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

Mail copies of address imprints to Zimmer Holdings, Inc., Attn.: Investor Relations, 345 East Main Street, Warsaw, Indiana 46580.

Please mark your votes as indicated in this example
The Board of Directors recommends a vote "FOR" proposals 1 and 2.	FOR ALL	WITHHELD FOR ALL
				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS			2. Approval of Employee Stock Purchase Plan
Nominees:
01 J. R. Elliott
02 R. E. Herzlinger

WITHHELD FOR the following nominee(s) only (write name(s) below):			I consent to view future annual reports and proxy statements on line.

Mark this box if you have more than one account and want to discontinue receiving multiple copies of future annual reports.

I plan to attend the Annual Meeting.

I have noted an address change or comments on the reverse side of this card.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1 and 2.

Signature(s) ______________________________________________________________________					Date ________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH PROXY CARD HERE

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

Vote by Internet at our Internet Address: http://www.eproxy.com/zmh
or

Call toll-free 1-800-435-6710 on a touch tone telephone and follow the voting instructions.
There is NO CHARGE to you for this call.
or

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU
VOTED BY THE INTERNET OR TELEPHONE.

ZIMMER HOLDINGS, INC.

PROXY VOTING INSTRUCTIONS

Zimmer Holdings, Inc. Savings & Investment Plan

Zimmer Puerto Rico Savings & Investment Plan

To Trustee:

The undersigned hereby directs the Trustee to vote, in person or by proxy, at the Annual Meeting of Stockholders of Zimmer Holdings, Inc. to be held on May 9, 2002, or any adjournments thereof, all full and fractional shares of Common Stock of Zimmer Holdings, Inc. credited to my account under the Zimmer Holdings, Inc. Savings & Investment Plan and the Zimmer Puerto Rico Savings & Investment Plan as indicated on the reverse side.

The enclosed Notice of the 2002 Annual Meeting and Proxy Statement is being provided to you as a participant in the Zimmer Holdings, Inc. Savings & Investment Plan or the Zimmer Puerto Rico Savings & Investment Plan.

Participants in any of the Plans who had funds invested in a Zimmer Holdings, Inc. Common stock-based investment fund on the record date for the 2002 Annual Meeting may instruct the plan Trustee how to vote the shares attributable to their account by giving instructions via the Internet, by telephone or by returning a completed card by April 29, 2002. If you vote via the Internet or by telephone, there is no need to return this card. Shares of Common Stock for which no voting instructions are received by the Trustee by April 29, 2002 will be voted in the same proportion as the shares as to which it has received instructions.

Zimmer Holdings, Inc. urges you to vote TODAY.

FOLD AND DETACH PROXY CARD HERE

IMPORTANT Your vote is important. Please vote your shares TODAY.

Please Help Us

We attempt to eliminate all duplicate mailings to the extent permitted under applicable laws and regulations. If you receive duplicate mailings of any of the enclosed materials using different versions of your name and/or address, please send us copies of all the address imprints for all the materials you received and indicate the preferred name and/or address you want us to use for all the mailings.

Mail copies of address imprints to Zimmer Holdings, Inc., Attn: Investor Relations, 345 East Main Street, Warsaw, Indiana 46580.

Please mark your votes as indicated in this example
The Board of Directors recommends a vote "FOR" proposals 1 and 2.	FOR ALL	WITHHELD FOR ALL
				FOR	AGAINST	ABSTAIN
1. ELECTION OF DIRECTORS			2. Approval of Employee Stock Purchase Plan
Nominees:
01 J. R. Elliott
02 R. E. Herzlinger

WITHHELD FOR the following nominee(s) only (write name(s) below):			I consent to view future annual reports and proxy statements on line.

Mark this box if you have more than one account and want to discontinue receiving multiple copies of future annual reports.

I plan to attend the Annual Meeting.

I have noted an address change or comments on the reverse side of this card.

The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1 and 2.

Signature(s) ______________________________________________________________________					Date ________________
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

FOLD AND DETACH PROXY CARD HERE

YOUR VOTE IS IMPORTANT!

YOU CAN VOTE IN ONE OF THREE WAYS:

Vote by Internet at our Internet Address: http://www.eproxy.com/zmh
or

Call toll-free 1-800-435-6710 on a touch tone telephone and follow the voting instructions.
There is NO CHARGE to you for this call.
or

Mark, sign and date your proxy card and return it promptly in the enclosed envelope.

PLEASE DO NOT RETURN THE ABOVE CARD IF YOU
VOTED BY THE INTERNET OR TELEPHONE.

ZIMMER HOLDINGS, INC
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
ANNUAL MEETING OF STOCKHOLDERS MAY 9, 2002

     The undersigned hereby appoints J. Raymond Elliott, Sam R. Leno and Paul D. Schoenle, and each of them, proxies, with full power of substitution in each of them, for and on behalf of the undersigned to vote as proxies, as directed and permitted herein, at the Annual Meeting of Stockholders of the company to be held at The Peninsula Hotel Chicago, 108 East Superior Street at North Michigan Avenue, Chicago, Illinois, on May 9, 2002 at 10:00 A.M., and at any adjournments thereof upon matters set forth in the Proxy Statement and, in their judgment and discretion, upon such other business as may properly come before the meeting.

     When properly executed, your proxy will be voted as you indicate, or where no contrary indication is made, will be voted FOR Proposals 1 and 2. The full text of the proposals and the position of the Board of Directors on each appears in the Proxy Statement and should be reviewed prior to voting.

The Board of Directors Recommends a vote “FOR’’ proposals 1 and 2.

Item 1 –	ELECTION OF DIRECTORS
J. R. Elliott, R.E. Herzlinger
	FOR all nominees	WITHHELD AUTHORITY for all nominees

INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee’s name on the line below

Item 2 –	APPROVE OF EMPLOYEE STOCK PURCHASE PLAN
	For	Against	Abstain
I consent to view future annual reports and proxy statements on line
Mark this box if you have more than one account and want to discontinue receiving multiple copies of future annual reports
I plan to attend the Annual Meeting
I have noted comments on the reverse side of this card

     The shares represented by this proxy will be voted as directed by the stockholder. Where no direction is given when the duly executed proxy is voted, such shares will be voted FOR Items 1 and 2.

(Continued on other side)

COMMENTS

Please mark, sign, date, and return the proxy card promptly, in the enclosed envelope.

Date

IMPORTANT YOUR VOTE IS IMPORTANT. PLEASE VOTE YOUR SHARES TODAY.	Signature

Signature if held jointly

Title

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.